SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	43-0577980

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

2815 Scott Avenue St. Louis, Missouri	63103

(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of debt securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:	333-86332 ______________ (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the common stock, par value $0.0001 per share (“Common Stock”), of Bakers Footwear Group, Inc. (the “Registrant”) set forth under the caption “Description of Capital Stock”, and “Anti-Takeover Effects of Some Provisions”, in the Prospectus filed by the Registrant with the Securities and Exchange Commission on April 16, 2002, as part of the Registration Statement on Form S-1 (No. 333-86332), as amended from time to time (the “Form S-1”), is incorporated by reference in answer to this Item. The Registrant has applied to have the Common Stock included in the Nasdaq National Market under the symbol “BKRS.”

Item 2. Exhibits.

Exhibit No.	Description of Exhibit

3.1(a)	Form of Restated Articles of Incorporation of the Company to be in effect immediately prior to and upon the consummation of the offering (incorporated by reference to Exhibit 3.1(a) to the Form S-1).

3.1(b)	Form of Restated Articles of Incorporation of the Company to be in effect following the completion of the offering (incorporated by reference to Exhibit 3.1(b) to the Form S-1).

3.2	Form of Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-1).

4.1	Debenture Purchase Agreement dated April 4, 2002 by and among the Company and the persons on the attached signature pages (incorporated by reference to Exhibit 4.1 to the Form S-1).

4.1.1	Convertible Debenture Exchange Agreement dated January 2, 2004 by and among the Company, Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Julian Edison, The Crown Advisors, LLC, Crown Investment Partners, L.P. and SWB Holdings, Inc. (incorporated by reference to Exhibit 4.1.1 to Form S-1).

4.2.1	Second Registration Rights Agreement dated January 2, 2004 by and among the Company, Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., The Crown Advisors LLC, Crown Investment Partners, L.P., SWB Holdings, Inc. and Julian Edison (incorporated by reference to Exhibit 4.2.1 to Form S-1).

4.2.2	Form of Letter to Ryan Beck & Co., Inc. and BB&T Capital Markets, as representatives of the underwriters, relating to restrictions on transferability of common stock underlying convertible debentures (incorporated by reference to Exhibit 4.2.2 to Form S-1).

Exhibit No.	Description of Exhibit

4.3	Form of Representatives’ Warrant Agreement by and among the Company, Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc. (incorporated by reference to Exhibit 4.3 to Form S-1).

4.5	Form of Letter to Ryan Beck & Co., Inc. and BB&T Capital Markets, as representatives of the underwriters, relating to restrictions on transferability of common stock (incorporated by reference to Exhibit 4.5 to Form S-1).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BAKERS FOOTWEAR GROUP, INC. (Registrant)

Date: January 30, 2004	By:	/s/ PETER A. EDISON

Peter A. Edison Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1(a)	Form of Restated Articles of Incorporation of the Company to be in effect immediately prior to and upon the consummation of the offering (incorporated by reference to Exhibit 3.1(a) to the Form S-1).

3.1(b)	Form of Restated Articles of Incorporation of the Company to be in effect following the completion of the offering (incorporated by reference to Exhibit 3.1(b) to the Form S-1).

3.2	Form of Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-1).

4.1	Debenture Purchase Agreement dated April 4, 2002 by and among the Company and the persons on the attached signature pages (incorporated by reference to Exhibit 4.1 to the Form S-1).

4.1.1	Convertible Debenture Exchange Agreement dated January 2, 2004 by and among the Company, Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Julian Edison, The Crown Advisors, LLC, Crown Investment Partners, L.P. and SWB Holdings, Inc. (incorporated by reference to Exhibit 4.1.1 to Form S-1).

4.2.1	Second Registration Rights Agreement dated January 2, 2004 by and among the Company, Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., The Crown Advisors LLC, Crown Investment Partners, L.P., SWB Holdings, Inc. and Julian Edison (incorporated by reference to Exhibit 4.2.1 to Form S-1).

4.2.2	Form of Letter to Ryan Beck & Co., Inc. and BB&T Capital Markets, as representatives of the underwriters, relating to restrictions on transferability of common stock underlying convertible debentures (incorporated by reference to Exhibit 4.2.2 to Form S-1).

4.3	Form of Representatives’ Warrant Agreement by and among the Company, Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc. (incorporated by reference to Exhibit 4.3 to Form S-1).

4.5	Form of Letter to Ryan Beck & Co., Inc. and BB&T Capital Markets, as representatives of the underwriters, relating to restrictions on transferability of common stock (incorporated by reference to Exhibit 4.5 to Form S-1).